       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                FREEMARKETS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                                     04-3265483
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

      22nd Floor, One Oliver Plaza
            210 Sixth Avenue
             Pittsburgh, PA                                             15222
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                            1996 Stock Incentive Plan
                    Amended and Restated Stock Incentive Plan
                          Employee Stock Purchase Plan
                            (FULL TITLE OF THE PLANS)

                                 Glen T. Meakem
                             Chief Executive Officer
                          22nd Floor, One Oliver Plaza
                                210 Sixth Avenue
                              Pittsburgh, PA 15222
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (412) 434-0500
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================

                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
                                              AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(1)              SHARE                  PRICE                   FEE
-----------------------------------------------------------------------------------------------------------------------------------
1996 STOCK INCENTIVE PLAN                    815,000  shares        $  0.47 (2)         $     383,050 (2)               $62,333
COMMON STOCK, PAR VALUE $.01 PER SHARE

AMENDED AND RESTATED STOCK INCENTIVE      10,787,050  shares        $  5.26 (3)         $  56,739,883 (3)
PLAN COMMON STOCK, PAR VALUE $.01 PER      3,056,130  shares        $ 48.00 (4)         $ 146,694,240 (4)
SHARE

EMPLOYEE STOCK PURCHASE PLAN                 500,000 shares         $ 40.80 (5)         $  20,400,000 (5)
COMMON STOCK, PAR VALUE $.01 PER SHARE
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which are offered or issued under any of the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The calculation is based upon the weighted average per share exercise price of outstanding options under the 1996 Stock Incentive Plan.
(3) Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The calculation is based upon the weighted average per share exercise price of outstanding options under the Amended and Restated Stock Incentive Plan.
(4) Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The calculation with respect to ungranted awards under the Amended and Restated Stock Incentive Plan is based upon the initial public offering price per share as set forth in the Registrant's Prospectus pursuant to Rule 424(b) filed with the Securities and Exchange Commission on December 10, 1999.
(5) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The calculation is based upon the initial public offering price per share as set forth in the Registrant's Prospectus pursuant to Rule 424(b) filed with the Securities and Exchange Commission on December 10, 1999, multiplied by
     85%, which is the percentage of the fair market value of the Common Stock applicable to purchases under the Employee Stock Purchase Plan.
================================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by FreeMarkets, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. The Company's Prospectus covering the offer and sale of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), filed with the Commission on December 10, 1999 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 2, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 1996 Stock Incentive Plan, the Amended and Restated Incentive Plan or the Employee Stock Purchase Plan meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of the date of this Registration Statement, certain attorneys of Morgan, Lewis & Bockius LLP own an aggregate of 50,275 shares of the registrant's Common Stock, and a partner of Morgan, Lewis & Bockius LLP who is the registrant's Assistant Secretary holds options to purchase 20,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VII of the registrant's Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the registrant's Amended and Restated Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was (or to the extent permitted under Delaware law, has agreed to be) a director, officer, employee or agent of the registrant, or is or was serving (or, to the extent permitted under Delaware law, has agreed to serve) at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant expects to maintain directors' and officers' liability insurance.

         The registrant has entered into indemnification agreements with its directors and officers and intends to enter into indemnification agreements with any new directors and officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                         DESCRIPTION
    -----------   -------------------------------------------------------------

         4.1 Form of registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) of the registrant's Registration Statement on Form S-1, File No. 333-86755 (the "Form S-1") and to be effective upon the closing of the registrant's initial public offering).

         4.2 Form of registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(b) of the Form S-1 and to be effective upon the closing of the registrant's initial public offering).

         4.3 Registrant's 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.5) of the Form S-1).

         4.4 Registrant's Amended and Restated Incentive Plan (incorporated by reference to Exhibit 10.6) of the Form S-1).

         4.5 Registrant's Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7) of the Form S-1).

         5.1      Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24.1 Power of attorney (included on signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 10, 1999.


                                     FREEMARKETS, INC.


                                     By:    /s/ GLEN T. MEAKEM
                                         --------------------------------------
                                             Glen T. Meakem
                                             President, Chief Executive Officer
                                             and Chairman of the Board


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Glen T. Meakem and Sam E. Kinney, Jr., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                 SIGNATURE                               CAPACITY                          DATE
                 ---------                               --------                          ----
        /s/ GLEN T. MEAKEM            Principal Executive Officer and Director      December 10, 1999
--------------------------------
            Glen T. Meakem

        /s/ JOAN S. HOOPER            Principal Financial and Accounting Officer    December 10, 1999
--------------------------------
            Joan S. Hooper

      /s/ SAM E. KINNEY, JR.          Director                                      December 10, 1999
--------------------------------
          Sam E. Kinney, Jr.

        /s/ ERIC C. COOPER            Director                                      December 10, 1999
--------------------------------
            Eric C. Cooper

        /s/ DAVID A. NOBLE            Director                                      December 10, 1999
--------------------------------
            David A. Noble

        /s/ L. JOHN DOERR             Director                                      December 10, 1999
--------------------------------
            L. John Doerr

     /s/ THOMAS J. MEREDITH           Director                                      December 10, 1999
--------------------------------
         Thomas J. Meredith

                                                    EXHIBIT INDEX

                                                                                   SEQUENTIAL PAGE
 EXHIBIT NO.                                  DESCRIPTION                              NUMBER
-------------   -----------------------------------------------------------------------------------------
     5.1             Opinion of Morgan, Lewis & Bockius LLP.

     23.1            Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5.1).

     23.2            Consent of PricewaterhouseCoopers LLP.

     24.1 Power of attorney (included on signature page of this registration statement).